UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 28, 2010

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On February 2, 2010, Arthur J. Gallagher & Co. (Gallagher) issued a press release setting forth Gallagher’s fourth quarter 2010 earnings. A copy of Gallagher’s press release is attached hereto as Exhibit 99.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2010, T. Kimball Brooker notified Gallagher of his decision not to stand for re-election to the Board of Directors at Gallagher’s 2010 Annual Meeting of Stockholders expected to be held on May 11, 2010. Mr. Brooker indicated that his decision was for personal reasons and not the result of any disagreement with Gallagher on any matter relating to Gallagher’s operations, policies or practices. Mr. Brooker will continue to serve as a director of Gallagher and as Chairman of Gallagher’s Compensation Committee until the expiration of his term at the 2010 Annual Meeting.

Gallagher gratefully acknowledges Mr. Brooker’s distinguished service as a member of the Board of Directors since 1994.

Item 9.01.	Financial Statements and Exhibits

99	Press release, dated February 2, 2010, issued by Arthur J. Gallagher & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: February 2, 2010	/S/ DOUGLAS K. HOWELL
Douglas K. Howell Vice President and Chief Financial Officer

Arthur J. Gallagher & Co.

Current Report On Form 8-K

Exhibit Index

Exhibit No.	Description

99	Press release, dated February 2, 2010, issued by Arthur J. Gallagher & Co.